Exhibit 10.24

Share Pledge Agreement

Between

Beijing Ambow Online Software Co., Ltd.

And

Xiaogang Feng, Xuejun Xie and Yisi Gu

February 25, 2009

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is entered into by and among the following parties on February 25, 2009:

Pledgee: Beijing Ambow Online Software Co., Ltd.

Legal Representative: Jin Huang

Principal Office: 18th Floor, Building A, Chengjian Plaza, No.18 BeiTaiPingZhuang Road, Haidian District, Beijing 100088, People’s Republic of China

Pledgor 1: Xiaogang Feng

Pledgor 2: Xuejun Xie

Pledgor 3: Yisi Gu

(Pledgor 1, Pledgor 2 and Pledgor 3 are collectively referred to as “Pledgors”)

WHEREAS:

(1) Beijing Ambow Online Software Co., Ltd. entered into Technology Service Agreement with Suzhou Wenjian Venture Investment Management Consulting Co., Ltd. (“Suzhou Wenjian”) on February 25, 2009 (“Technology Service Agreement”);

(2) Pledgor 1, Pledgor 2 and Pledgor 3 are the shareholders of Suzhou Wenjian, the registered capital of which is RMB 1 million, holding 40% (contribution of RMB 400 thousand), 30% (contribution of RMB 300 thousand) and 30% (contribution of RMB 300 thousand) of the equity interest in Suzhou Wenjian respectively;

(3) Pledgors agree to pledge all of their equity interests in Suzhou Wenjian to Pledgee as a security for Suzhou Wenjian’s performance of its obligations under the Technology Service Agreement.

NOW THEREFORE, the Parties agree as follows after friendly consultations:

1. Definitions

1.1 Unless otherwise specified herein, all of the following terms shall have the meanings defined below.

1.1.1 “Secured Debt” means the payment obligation and other relevant obligations to Pledgee assumed by Suzhou Wenjian under Technology Service Agreement, liquidated damage and other relevant costs, and all costs (including attorney fees) and other amounts paid by Pledgee to realize Pledgee’s rights under Technology Service Agreement in the event that Suzhou Wenjian commits a breach.

1.1.2 “Pledged Equity” means the 40%, 30% and 30% equity interest owned by each Pledgor respectively and all rights relating to such equity.

2. Equity Pledge

2.1 Each Pledgor hereby pledges the Pledged Equity to Pledgee (“Pledge”) as a security for the full discharge of the Secured Debt.

2.2 Each Pledgor shall provide the following documents to Pledgee within two (2) days of execution of this Agreement:

2.2.1 The capital contribution certificates issued by Suzhou Wenjian to Pledgors to evidence Pledgors’ legal ownership of the Pledged Equity; and

2.2.2 All other information and documents reasonably requested by Pledgee.

2.3 Pledgors shall proceed with registering the Pledge on the register of shareholders of Suzhou Wenjian within two (2) days upon execution of this Agreement, and affix Suzhou Wenjian’s corporate seal to the photocopy of such register of shareholders and provide the photocopy to Pledgee. In addition, they shall obtain all registrations relating to the Pledge from competent governmental authorities.

3. Scope of Security

3.1 The Pledged Equity hereunder offers security for:

3.1.1 The Secured Debt defined in Section 1.1.1 hereof; and

3.1.2 The costs paid by Pledgee to realize the pledge to which Pledgee is entitled hereunder.

4. Term of Pledge

4.1 The term of valid existence of the pledge to which Pledgee is entitled hereunder is from the effective date of this Agreement to the third anniversary of the full discharge of the last Secured Debt (“Term of Pledge”).

5. Exercise of Pledge

5.1 If (a) Suzhou Wenjian fails to fulfill its payment obligation or other related obligations to Pledgee in accordance with the provisions of Technology Service Agreement, or (b) Pledgors breach their duties or obligations hereunder, Pledgee shall have the right to manage the pledge in any manner at any time it deems appropriate to the extent permitted by applicable laws during the Term of Pledge, including without limitation:

5.1.1 To negotiate with Pledgors to discharge the Secured Debt with the Pledged Equity at a discount rate;

5.1.2 To sell off the Pledged Equity and use the proceeds thereof to discharge the Secured Debt;

5.1.3 To retain a relevant agency to auction all or part of the Pledged Equity; and/or

5.1.4 To otherwise dispose of the Pledged Equity appropriately to the extent permitted by applicable laws.

5.2 In the course of Pledgee’s disposal of the Pledged Equity as specified in the preceding section, Pledgee shall have the right to take any actions permitted by law to realize any of its rights hereunder.

5.3 As requested by Pledgee, Pledgors shall assist Pledgee in obtaining all necessary approvals or consents in connection with Pledgee’s realization of its rights to debt and pledge.

5.4 All amounts received due to Pledgee’s exercise of its pledge shall be used in the following order of priority subject to the other provisions hereof:

5.4.1 First, such amounts shall be used to pay all taxes and costs incurred by Pledgee because of its exercise of the pledge and/or other rights hereunder;

5.4.2 Second, such amounts shall be used by Pledgee to discharge the Secured Debt according to law;

5.4.3 Any remaining balance shall be paid to Pledgors or anyone who is entitled to such balance (without interest).

6. Termination of Pledge

6.1 The pledge shall be terminated automatically upon expiration of the Term of Pledge. If, the Secured Debt is fully discharged at any time during the Term of Pledge and Pledgors shall no longer assume any obligations or duties hereunder, then the pledge to which each Pledgor is entitled hereunder shall be eliminated from the date when the Secured Debt is fully discharged. In such case, as requested by Pledgors, Pledgee shall sign a written document to terminate the equity pledge created hereunder and submit such documentation to Pledgors, or assist Pledgors in handling other procedures for terminating the equity pledge hereunder.

6.2 Subject to the provisions in the preceding paragraph, the equity pledge hereunder shall not be terminated without Pledgee’s prior written consent.

7. Nature of Security

7.1 The security created hereunder shall not be affected by any other security held by Pledgee for the Secured Debt, and shall not affect the effectiveness of any other security.

7.2 The security created hereunder and Pledgee’s rights hereunder shall not be terminated or affected due to the following circumstances:

7.2.1 Any grace, termination or relief granted by Pledgee in connection with any person’s debt;

7.2.2 Any amendment, modification or supplement to Technology Service Agreement;

7.2.3 Any disposal, modification or termination of any other security in connection with the Secured Debt;

7.2.4 A settlement entered into between Pledgee and any person in connection with any claims of such person;

7.2.5 Any delay, act or omission of Pledgee in the exercise of its rights;

7.2.6 Any other event that may affect Pledgors’ obligations hereunder.

8. Special Provisions

8.1 Without Pledgee’s prior written consent, Pledgors shall not assign any of their rights or obligations hereunder to any other party.

8.2 Pledgee shall have the right to assign to any third party any of its rights or obligations hereunder and any of its rights or obligations under other agreements contemplated by this Agreement at any time without Pledgors’ prior consent. In such case, Pledgors must unconditionally cooperate with Pledgee in handling the procedures for the transfer of relevant rights and obligations, including without limitation signing an agreement on the change of the relevant contractual party.

8.3 Upon effectiveness of this Agreement, unless Pledgee makes a written decision to the contrary and notify Pledgors of such decision, Pledgors shall be obligated to continue to comply with legal requirements relating to the Pledged Equity and perform all rights and obligations in connection with the Pledged Equity, and perform the due care and good faith obligations that a shareholder shall perform.

8.4 Pledgee shall assume no obligation or legal liability whatsoever for the Pledged Equity, nor shall it perform any obligations assumed by Pledgors for the Pledged Equity. Without prejudice to Pledgee’s rights hereunder, Pledgee shall not assume any obligation or legal liability for the Pledged Equity to any other person under this Agreement.

8.5 Pledgors shall promptly notify Pledgee of any event that may affect the Pledged Equity or the value thereof, or that may impede, prejudice or delay Pledgee’s performance of its rights as a shareholder of Suzhou Wenjian. Each of Pledgors hereby agrees to sign a power of attorney (“Power of Attorney”) on the even date herewith, appointing Beijing Ambow Online Software Co., Ltd. as its initial attorney-in-fact to: (i) exercise all voting rights he enjoys as a shareholder of Suzhou Wenjian, and (ii) sign on behalf of such Pledgor any resolutions adopted by the shareholders’ meetings of Suzhou Wenjian, and any other documents that are related to such Pledgor’s performance of his or her rights as a shareholder of Suzhou Wenjian. The attorney-in-fact shall perform its duties in good faith, aiming to maximize the value of the Pledged Equity hereunder, and its acts shall be in compliance with applicable Chinese laws in all respects. The form of the initial Power of Attorney to be signed by each Pledgor is set forth in Appendix 1 attached hereto.

8.6 Without Pledgee’s prior written consent, each Pledgor shall not conduct any of the following activities:

8.6.1 Making a proposal to amend the articles of association of Suzhou Wenjian or causing the making of such proposal; increasing or reducing its registered capital, or otherwise changing its registered capital structure;

8.6.2 Creating any further security, encumbrances and any third party’s rights on the Pledged Equity in addition to the pledge created hereunder;

8.6.3 Performing any act that may prejudice any rights of Pledgee hereunder, or any act that may materially affect the assets, business and/or operations of Suzhou Wenjian;

8.7 Without Pledgee’s prior written consent, each Pledgor shall not transfer or dispose of the Pledged Equity in any way.

8.8 Pledgors agree to take other necessary actions and enter into other necessary agreements to give effect to the provisions hereof and other agreements contemplated hereby.

9. Representations, Undertakings and Warranties

9.1 Each Pledgor hereby represents, undertakes and warrants to Pledgee that:

9.1.1 Each Pledgor has the lawful eligibility and necessary authority to enter into this Agreement and has the capacity to fully perform any of his or her rights hereunder;

9.1.2 Each Pledgor has the sole ownership of the Pledged Equity and has lawful, complete and full ownership of the his or her pledged equity hereunder;

9.1.3 Except the pledge created hereunder, each Pledgor has not created or allowed the creation of any security rights or any third party’s rights or encumbrances on the Pledged Equity without Pledgee’s prior written consent; there is no dispute over the ownership of such Pledged Equity, which is not subject to any lien or other legal proceedings and can be used for pledge or transfer in accordance with applicable laws;

9.1.4 There is no existing, pending or threat of legal proceedings, arbitrations or administrative proceedings against the Pledged Equity;

9.1.5 Pledgor’s execution of this Agreement, exercise of his or her rights hereunder, or performance of his or her obligations hereunder will not violate any agreements, contracts or laws and regulations applicable to Pledgor and his or her property;

9.1.6 The pledge created hereunder shall constitute valid security for the secured Debt, which can be executed on its terms;

9.1.7 All documents delivered by Pledgors to Pledgee in connection with this Agreement are true, complete and correct in all material respects, and there is no omission that may cause any information therein to become incorrect or misleading in any material respect;

9.1.8 This Agreement shall constitute a legal, valid and binding obligation of Pledgors, and may be enforced in accordance with the application of Pledgee to competent authorities under this Agreement;

9.1.9 From the date of this Agreement to the expiration of the Term of Pledge, Pledgors shall not transfer or dispose of any part or all of the interests in the Pledged Equity to any third party without Pledgee’s prior written consent;

9.1.10 Pledgors shall be responsible for applying to relevant government departments for and completing all registrations in connection with the pledge hereunder. Pledgors shall be liable for all consequences arising in the event such pledge cannot take effect due to their failure to perform such obligation.

9.2 Pledgee hereby represents, undertakes and warrants to Pledgors that:

9.2.1 Pledgee is a limited liability company duly established and validly existing, and has the authority to enter into this Agreement and is able to perform its obligations hereunder;

9.2.2 Pledgee has obtained all authorities and consents necessary for the execution and performance of this Agreement.

10. Liability for Breach

10.1 Either Party’s direct or indirect violation of any provisions hereof or failure to assume its obligations hereunder or failure to assume such obligations in a timely and adequate manner shall constitute breach of this Agreement. The non-breaching Party (“Non-Breaching Party”) shall have the right to require the breaching Party (“Breaching Party”) by written notice to redress its breach and take adequate, effective and timely measures to eliminate the consequences of such breach, and indemnify against the losses incurred by the Non-Breaching Party due to the breach of the Breaching Party.

10.2 After the occurrence of the breach, if, according to the reasonable and objective judgment of the Non-Breaching Party, such breach has made it impossible or unfair for the Non-Breaching Party to perform its relevant obligations hereunder, then the Non-Breaching Party shall have the right to notify the Breaching Party in writing that the Non-Breaching Party will suspend the performance of its relevant obligations hereunder until the Breaching Party ceases such breach and takes adequate, effective and timely measures to eliminate the consequences of such breach, and indemnify against the losses incurred by Non-Breaching Party due to the breach.

10.3 The losses incurred by the Non-Breaching Party which shall be indemnified against by the Breaching Party due to its breach are the direct economic losses incurred by the Non-Breaching Party due to the Breaching Party’s breach and any expectable indirect losses and additional costs, including without limitation attorney fees, litigation and arbitration costs, financial costs and travel expenses, etc.

11. Force Majeure

11.1 “Force Majeure” means any event that is beyond the reasonable control of any or all Parties hereto, unable to be foreseen or unable to be overcome even foreseen, which impedes, affects or delays any party’s performance of all or part of its obligations under this Agreement. Such event includes without limitation any government act, act of God, war, hacker attack or any other similar event.

11.2 The Party affected by a Force Majeure event may suspend the performance of its relevant obligations hereunder that cannot be performed due to the Force Majeure until the effect of such Force Majeure event is eliminated, and shall not be held liable for such suspension. However, such Party shall use its best endeavor to overcome such event and mitigate its negative effect.

11.3 The Party affected by a Force Majeure event shall provide the other Parties with a legitimate certificate issued by a notary public (or other proper agency) in the place where such event occurs to evidence the occurrence of such Force Majeure event. If such Party cannot provide such certificate, the other Parties may hold such Party liable for breach in accordance with the provisions hereof.

12. Effectiveness and Termination

12.1 This Agreement shall come into effect upon satisfaction of both conditions below:

12.1.1 It has been duly executed by Pledgors and Pledgee; and

12.1.2 The pledge hereunder is registered on the register of shareholders of Suzhou Wenjian.

12.2 This Agreement shall be terminated upon any of the following circumstances:

12.2.1 in accordance with Section 6 hereof;

12.2.2 by mutual agreement of Pledgee and Pledgors;

12.2.3 by the consent of Pledgee.

12.3 The termination of this Agreement shall not affect the Parties’ rights and obligations arising hereunder prior to the expiration date of this Agreement.

13. Dispute Resolution

13.1 If any dispute arises between the Parties in connection with the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute in good faith through discussions. If no agreement can be reached within sixty (60) days after one Party receives the notice of the other Party requesting the beginning of discussions or as otherwise agreed, either Party shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall be held in Beijing. The award of the arbitration shall be final and binding upon the Parties.

13.2 If any dispute arises in connection with the interpretation and performance of this Agreement, or such dispute is under arbitration, either Party shall continue to have the rights hereunder other than those in dispute and perform the obligations hereunder other than those in dispute.

13.3 The conclusion, effectiveness, enforcement and interpretation of this Agreement shall be governed by the Chinese laws.

14. Miscellaneous

14.1 The headings herein are for convenience only, and shall not affect the interpretation of any provisions hereof.

14.2 The Parties may amend and supplement this Agreement by written agreement. Any amendments or supplements executed by the Parties, if any, are part of this Agreement, and shall have the same force and effect as this Agreement.

14.3 If any provision herein becomes partly or wholly invalid or unenforceable for violation of laws or government regulations or other reasons, then the part of such provision that is affected shall be deemed as deleted. However, the deletion of such part of such provision shall not affect the legal effect of other parts of such provision or the other provisions herein. The Parties shall cease to execute such invalid or unenforceable provision, and modify such provision so that it has the closest intent to the original provision and becomes valid and enforceable in connection with such facts and circumstances.

14.4 Unless otherwise provided herein, either Party’s failure to exercise or delay in exercising any of its rights or powers hereunder shall not be construed as a waiver of such rights or powers. Any single or partial exercise of any rights or powers shall not preclude the exercise of other rights or powers.

14.5 This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Pledgee shall have the right to transfer to any other third party the rights hereunder and other agreements contemplated hereby at its sole discretion without Pledgors’ consent.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement on the date first above written.

Pledgee:

Beijing Ambow Online Software Co., Ltd.

Authorized Representative:	/s/ Jin Huang
Jin Huang

Pledgors:

Signature:	/s/ Xiaogang Feng
Xiaogang Feng

Signature:	/s/ Xuejun Xie
Xuejun Xie

Signature:	/s/ Yisi Gu
Yisi Gu